Exhibit 10.16

SCHEDULE OF NAMED EXECUTIVE OFFICERS WHO HAVE ENTERED INTO THE FORM OF EMPLOYMENT AGREEMENT AS SET FORTH IN EXHIBIT 10.15

Peter A. Dragich